United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUBAP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2022, Atlantic Union Bank (the “Bank”) announced that Maria Tedesco, 61, has been appointed Chief Operating Officer (“COO”) of the Bank. The appointment was effective January 14, 2022. Ms. Tedesco will also continue to serve as Executive Vice President of the Bank’s holding company, Atlantic Union Bankshares Corporation (the “Company” and together with the Bank, “Atlantic Union”), and as President of the Bank, roles in which she has served since 2018. As the President and COO of the Bank, Ms. Tedesco will lead the following business units: technology and operations, consumer and business banking, wholesale banking, wealth management, home loans, marketing, digital strategy and enterprise experience, business intelligence and first line of defense risk.

Before joining Atlantic Union in 2018, Ms. Tedesco served as the Chief Operating Officer for Retail at BMO Harris Bank in Chicago, Illinois from 2016 to 2018. She was responsible for retail products, segments, customer experience, indirect auto, consumer lending, channels and risk. Prior to that, she served as Senior Executive Vice President and Managing Director of the Retail Bank at Santander Bank, N.A. (“Santander”) from 2013 to 2015, where she was responsible for leading the U.S. retail strategy and business channels, including branch network, online, mobile, investments, mortgage, call centers, ATMs, marketing, product marketing, customer experience and program management office. Before Santander, Ms. Tedesco served in various roles at Citizens Financial Group, Inc. from 1994 until 2013, ultimately becoming Group Executive Vice President and Executive Director of the Retail Banking and Business Banking. Ms. Tedesco received her M.B.A. from Northeastern University and her B.S. from Ithaca College.

There are no arrangements or understandings between Ms. Tedesco and any other person pursuant to which she was appointed, nor are there any family relationships between Ms. Tedesco and any of the Company’s or the Bank’s directors or executive officers. Ms. Tedesco does not have any material interest in any transactions, relationships, or arrangements with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the Bank’s press release announcing Ms. Tedesco’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Tedesco Employment Agreement

On January 14, 2022, Atlantic Union and Ms. Tedesco entered into an employment agreement (the “Employment Agreement”) that provides for an initial term ending on December 31, 2022. The employment term automatically renews on December 31, 2022 and annually thereafter each December 31st for an additional calendar year unless notice of non-renewal is given by the Company or the Bank.

Pursuant to the Employment Agreement, Ms. Tedesco’s current and minimum annual base salary is $489,060, with her base salary subject to annual review by the Company’s Board of Directors (the “Board”). Ms. Tedesco is eligible to participate in the Company’s short-term and/or long-term cash and/or equity incentive plans. Incentive compensation under those plans is at the discretion of the Board and the Compensation Committee.

Ms. Tedesco will also have the use of a company-provided automobile.

In the event Atlantic Union terminates Ms. Tedesco’s employment without “Cause” (as defined in the Employment Agreement) or Ms. Tedesco voluntarily terminates her employment for “Good Reason” (as defined in the Employment Agreement), Ms. Tedesco will receive a severance benefit equal to two (2) years of her base salary on the termination date, payable in instalments, and a lump sum payment equal to twenty-four (24) times Atlantic Union’s monthly contribution at the time of termination for group health, dental and vision insurance benefits. In the event of Ms. Tedesco’s termination of employment following non-renewal of the Employment Agreement, Ms. Tedesco will receive a severance benefit equal to one (1) year of her base salary in effect on the termination date, payable in instalments, and a lump sum payment equal to twelve (12) times Atlantic Union’s monthly contribution at the time of termination for group health insurance and related benefits. Payment of all severance and other benefits described in this paragraph is subject to receipt by Atlantic Union of Ms. Tedesco’s signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the Employment Agreement.

In the event of a termination for “Cause” (as defined in the Employment Agreement), Ms. Tedesco is entitled to receive her accrued but unpaid base salary and any unreimbursed expenses she may have incurred before the date of her termination.

If Ms. Tedesco dies while employed by Atlantic Union, Atlantic Union will pay her designated beneficiary or estate an amount equal to Ms. Tedesco’s then current base salary for a period of six (6) months after death.

The Employment Agreement provides that any incentive based compensation or award that Ms. Tedesco receives will be subject to clawback by the Company as may be required by applicable law or stock exchange listing requirement and on such basis as the Board determines, but in no event with a look-back period of more than three (3) years, unless required by applicable law or stock exchange listing requirement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Tedesco Management Continuity Agreement

Atlantic Union also entered into a management continuity agreement (the “Management Continuity Agreement”) on January 14, 2022 with Ms. Tedesco, with the same term and renewal provisions as the Employment Agreement. The Employment Agreement will terminate in the event that there is a “Change in Control” (as defined in the Management Continuity Agreement) of the Company, at which time the Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreement.

Under the Management Continuity Agreement, Atlantic Union or its successor must continue to employ Ms. Tedesco for a term of two (2) years after the date of a Change in Control of the Company. According to certain provisions, Ms. Tedesco will retain commensurate authority and responsibilities and compensation and benefits. She will receive a base salary at least equal to that paid for the immediately preceding twelve (12) months and a bonus at least equal to the average annual bonus paid for the two (2) years prior to the Change in Control.

If Ms. Tedesco’s employment is terminated during the two (2) years following a Change in Control other than for “Cause” or “Disability” (each as defined in the Management Continuity Agreement), or if Ms. Tedesco voluntarily terminates her employment for “Good Reason” (as defined in the Management Continuity Agreement), she will be entitled to receive (i) a prorated annual bonus for the year of termination, (ii) a lump sum payment equal to two (2.0) times the sum of her base salary at time of termination plus her highest annual bonus paid or payable for the two (2) most recently completed years, and (iii) a lump sum payment equal to twenty-four (24) times Atlantic Union’s monthly contribution at the time of termination for group health, dental and vision insurance benefits. Payment of all severance and other benefits described in this paragraph is subject to receipt by Atlantic Union or its successor of Ms. Tedesco’s signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the Management Continuity Agreement.

If Ms. Tedesco dies while employed by Atlantic Union or its successor during the two (2) years following a Change in Control, Atlantic Union or its successor will pay her designated beneficiary or estate a lump sum amount equal to six (6) months of Ms. Tedesco’s final base salary and twenty-four (24) times Atlantic Union’s monthly contribution at the time of death for group health, dental and vision insurance benefits.

The Management Continuity Agreement provides for a cutback to the minimum payment and benefits such that the payments do not trigger an excise tax. The Management Continuity Agreement also contains a clawback provision similar to that contained in the Employment Agreement

The foregoing description of the Management Continuity Agreement is qualified in its entirety by reference to the full text of the Management Continuity Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01Other Events.

Asbury and Gorman Agreements

On January 14, 2022, Atlantic Union also entered into amended and restated employment agreements and management continuity agreements with John Asbury, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, and Robert Gorman, Executive Vice President and Chief Financial Officer of the Company, to make non-material, conforming changes to their agreements.

Chief Risk Officer David Bilko to Retire

On January 18, 2022, the Company reported that David Bilko, Executive Vice President and Chief Risk Officer of the Company, intends to retire in 2022. The Company will begin conducting a search for his successor in the first quarter of 2022.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Employment Agreement by and between Atlantic Union Bankshares Corporation, Atlantic Union Bank and Maria Tedesco, dated January 14, 2022
10.2	Management Continuity Agreement by and between Atlantic Union Bankshares Corporation, Atlantic Union Bank and Maria Tedesco, dated January 14, 2022
99.1	Press release dated January 18, 2022
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: January 18, 2022	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

4